As filed with the Securities and Exchange Commission on September 26, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2023

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation.

Amendment to Credit Agreement. On September 22, 2023, we amended our amended and restated credit agreement, dated as of October 2, 2015, and previously amended on March 30, 2017, November 20, 2017, October 10, 2019, December 16, 2020, June 28, 2022 and June 6, 2023, among B&G Foods, as borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders and Barclays Bank PLC, as administrative agent and collateral agent. In the remainder of this report, we refer to the amended and restated credit agreement as so amended, as our credit agreement.

The amendment permits us to incur first lien secured debt in the form of notes or term loans outside of our credit agreement on a pari passu basis with the indebtedness under our credit agreement if certain conditions are met. The amendment also reduces the current amount of the “available amount” (as defined in the credit agreement) available for certain restricted payments to $600 million as of the end of the second quarter of fiscal 2023, and adds certain collateral-related protections for the lenders (commonly known as “Serta protections”).

The description above is only a summary of the material provisions of the amendment and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Closing of Senior Secured Notes Offering. On September 26, 2023, B&G Foods issued a press release announcing the closing of our private offering of $550.0 million aggregate principal amount of 8.000% senior secured notes due 2028 in a transaction exempt from registration under the Securities Act of 1933, as amended. The senior secured notes were issued at a price of 99.502%.

We intend to use the net proceeds of the offering, together with cash on hand, to redeem $555.4 million aggregate principal amount of our 5.25% senior notes due 2025 and pay related fees and expenses.

The 8.000% senior secured notes due 2028 and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction and the 8.000% senior secured notes due 2028 and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction.

This current report does not constitute a redemption notice with respect to the 5.25% senior notes due 2025 and shall not constitute an offer to sell or a solicitation of an offer to buy the 8.000% senior secured notes due 2028 and the related guarantees, nor shall there be any sale of the 8.000% senior secured notes due 2028 and the related guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On September 26, 2023, B&G Foods entered into an indenture among B&G Foods, certain subsidiaries of B&G Foods as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, relating to the 8.000% senior secured notes due 2028. On September 26, 2023, we also (1) entered into a collateral agreement among B&G Foods and certain subsidiaries of B&G Foods as grantors in favor of The Bank of New York Mellon Trust Company, N.A., as notes collateral agent and (2) acknowledged and agreed to a pari passu intercreditor agreement among Barclays Bank PLC and The Bank of New York Mellon Trust Company, N.A.

Interest on the 8.000% senior secured notes due 2028 is payable on March 15 and September 15 of each year, commencing March 15, 2024. The 8.000% senior secured notes due 2028 will mature on September 15, 2028, unless earlier retired or redeemed as described below.

We may redeem some or all of the 8.000% senior secured notes due 2028 at a redemption price of 104.000% on or after September 15, 2025, 102.000% on or after September 15, 2026 and 100.000% on or after September 15, 2027, in each case plus accrued and unpaid interest to (but not including) the date of redemption. We may redeem up to 40% of the aggregate principal amount of the 8.000% senior secured notes due 2028 prior to September 15, 2025 at a redemption price of 108.000% plus accrued and unpaid interest to (but not including) the date of redemption with the net proceeds from certain equity offerings. We may also redeem some or all of the 8.000% senior secured notes due 2028 at any time prior to September 15, 2025 at a redemption price equal to the make-whole amount set forth in the indenture plus accrued and unpaid interest to (but not including) the date of redemption. In addition, if B&G Foods undergoes a change of control, we may be required to offer to repurchase the 8.000% senior secured notes due 2028 at 101.000% of the aggregate principal amount, plus accrued and unpaid interest to (but not including) the date of repurchase.

The 8.000% senior secured notes due 2028 are our senior secured obligations and are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries). The 8.000% senior secured notes due 2028 notes have the same guarantors as our credit agreement. The 8.000% senior secured notes due 2028 notes and the related guarantees are secured by, subject to permitted liens, first-priority security interests in certain collateral (which generally includes most of our and our guarantors’ right or interest in or to property of any kind, except for our and our guarantors’ real property and certain intangible assets), which assets also secure (and will continue to secure) our credit agreement on a pari passu basis. Pursuant to the terms of the indenture, the collateral agreement and the intercreditor agreement, the 8.000% senior secured notes due 2028 notes and the guarantees rank (1) pari passu (equally and ratably) in right of payment to all of our and the guarantors’ existing and future senior debt, including existing and future senior debt under our existing or any future senior secured credit agreement (including the term loan borrowings under our existing senior secured credit facility, any obligations under our existing revolving credit facility and all other borrowings and obligations under our credit agreement), (2) effectively senior in right of payment to our and such guarantors’ existing and future senior unsecured debt, including our 5.25% senior notes due 2025 and 5.25% senior notes due 2027 to the extent of the value of the collateral, (3) effectively junior to our and the guarantors’ future secured debt, secured by assets that do not constitute collateral, to the extent of the value of the collateral securing such debt, (4) senior in right of payment to our and such guarantors’ other existing and future subordinated debt and (5) structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the 8.000% senior secured notes due 2028.

The indenture governing the 8.000% senior secured notes due 2028 contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of certain liens; certain sale-leaseback transactions; and certain asset sales; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications. Further, the indenture provides for customary events of default, which include, among others, nonpayment of principal or interest, breach of other agreements in the indenture or the security documents, failure to pay certain other indebtedness, failure of certain guarantees to be enforceable, failure to pay certain final judgments, and certain events of bankruptcy or insolvency.

The description above is only a summary of the material provisions of the indenture, the 8.000% senior secured notes due 2028 and the collateral agreement, and is qualified in its entirety by reference to the full text of the indenture, the 8.000% senior secured notes due 2028 and the collateral agreement, which are filed as Exhibits 4.1, 4.2 and 10.2, respectively, to this report and are incorporated herein by reference.

A copy of the press release announcing the closing of the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

4.1	Indenture, dated as of September 26, 2023, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, relating to the 8.000% senior secured notes due 2028

4.2	Form of 8.000% Senior Secured Notes due 2028 (included in Exhibit 4.1)

10.1	Seventh Amendment to Credit Agreement dated as of September 22, 2023, to the Amended and Restated Credit Agreement, dated as of October 2, 2015, as amended, among B&G Foods, Inc., as borrower, the subsidiaries of B&G Foods, Inc. from time to time party thereto as guarantors, the several banks and other financial institutions or entities from time to time party thereto as lenders and Barclays Bank PLC, as administrative agent for the lenders and as collateral agent for the secured parties

10.2	Collateral Agreement, dated as of September 26, 2023, among B&G Foods, Inc. and certain subsidiaries of B&G Foods, Inc. from time to time party thereto, as grantors in favor of The Bank of New York Mellon Trust Company, N.A., as notes collateral agent

99.1	Press Release dated September 26, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 26, 2023	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary